Smithfield Foods Reports Record First Half Fiscal 2026 Operating Profit, Demonstrating Strength of Vertically Integrated Model
•Record First Half Operating Profit Reflects Resilient Business Model; Disciplined Execution
•Strong Balance Sheet and Cash Flows Provide Financial Flexibility
•Updated FY 2026 Outlook to Reflect External Macro Environment
SMITHFIELD, Va., August 11, 2026 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2026 second quarter ended June 28, 2026.
Second Quarter Fiscal 2026 Financial Highlights
•Net sales of $3.7 billion, down 2.3% from the second quarter of 2025, with the year-over-year decline primarily due to non-recurring sales to our Hog Production joint ventures in the second quarter of 2025 as well as the earlier Easter holiday this year
•Operating profit of $290 million, up 11.6% from the second quarter of 2025; record second quarter adjusted operating profit(1) of $300 million, up slightly from the second quarter of 2025
•Operating profit margin of 7.8%, compared to 6.9% in the second quarter of 2025; Adjusted operating profit margin(1) of 8.1%, compared to 7.9% in the second quarter of 2025
•Packaged Meats operating profit of $265 million, compared to operating profit of $301 million and adjusted operating profit(1) of $296 million in the second quarter of 2025
•Packaged Meats operating profit margin of 13.1%, compared to operating profit margin of 14.5% and adjusted operating profit margin(1) of 14.2% in the second quarter of 2025
•Net income(2) of $238 million, up 26.6% from the second quarter of 2025; Adjusted net income(1)(2) of $245 million, up 13.2% from the second quarter of 2025
•Diluted and adjusted diluted earnings(1)(2) of $0.60 and $0.62 per share, respectively; compared to $0.48 and $0.55 per share, respectively, in the second quarter of 2025
First Six Months Fiscal 2026 Financial Highlights
•Net sales of $7.5 billion, down 0.8% from the first half of 2025, with the year-over-year decline primarily due to non-recurring sales to our Hog Production joint ventures in the first half of 2025
•Operating profit of $623 million, up 7.1% from the first half of 2025; Record first half adjusted operating profit(1) of $638 million, up 2.3% from the first half of 2025
•Operating profit margin of 8.3%, compared to 7.7% in the first half of 2025; Adjusted operating profit margin(1) of 8.5%, compared to 8.3% in the first half of 2025
•Packaged Meats operating profit of $540 million, compared to operating profit of $567 million and adjusted operating profit(1) of $562 million the first half of 2025
•Packaged Meats operating profit margin of 12.9%, compared to operating profit margin of 13.8% and adjusted operating profit margin(1) of 13.7% in the first half of 2025
•Net income(2) of $484 million, up 17.6% from the first half of 2025; Adjusted net income(1)(2) of $496 million, up 11.8% from the first half of 2025
•Diluted and adjusted diluted earnings(1)(2) of $1.23 and $1.25 per share, respectively; compared to $1.05 and $1.13 per share, respectively, in the first half of 2025
•Net cash flows from operating activities of $204 million for the first half of 2026 increased $96 million from the first half of 2025
________________________
(1)    A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation to the most comparable GAAP measure.
(2)    Refers to net income attributable to Smithfield, adjusted net income attributable to Smithfield and adjusted net income attributable to Smithfield per diluted common share.

CEO Perspective

“We delivered record first half operating and adjusted operating profit despite a challenging external environment, demonstrating the strength of our vertically integrated business model, the power of our brands and our team’s disciplined execution,” said Smithfield President and CEO Shane Smith. “Our results reflect solid performance across the business, continued market share gains in key branded categories and strong operating cash flow generation.”
Smith added, “While our updated outlook reflects ongoing macroeconomic pressures, these external factors do not change our strategic priorities or our confidence in the business. Supported by a strong balance sheet, substantial liquidity and a clear action plan, we remain focused on driving operational efficiencies, investing in our brands and creating long-term shareholder value.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	June 28, 2026	June 29, 2025	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,023	$2,079	$(56)	(2.7)%
Fresh Pork	2,008	2,080	(72)	(3.5)%
Hog Production	772	840	(69)	(8.2)%
Other	154	120	33	27.6%
Total segment sales	4,956	5,120	(164)	(3.2)%
Inter-segment sales eliminations:
Fresh Pork	(745)	(810)	65	(8.1)%
Hog Production	(512)	(524)	12	(2.3)%
Total inter-segment sales eliminations	(1,257)	(1,334)	77	(5.8)%
Consolidated sales	$3,700	$3,786	$(87)	(2.3)%

	Six Months Ended
	June 28, 2026	June 29, 2025	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$4,172	$4,103	$69	1.7%
Fresh Pork	4,020	4,114	(94)	(2.3)%
Hog Production	1,541	1,772	(232)	(13.1)%
Other	327	224	103	45.8%
Total segment sales	10,059	10,213	(154)	(1.5)%
Inter-segment sales eliminations:
Fresh Pork	(1,529)	(1,597)	68	(4.3)%
Hog Production	(1,030)	(1,059)	28	(2.7)%
Total inter-segment sales eliminations	(2,559)	(2,656)	96	(3.6)%
Consolidated sales	$7,500	$7,558	$(57)	(0.8)%

Operating Profit (Loss) and Operating Profit (Loss) Margin by Segment

	Three Months Ended
	June 28, 2026	June 29, 2025	Change		% Change
	(in millions, except percentages and basis points)
Operating profit (loss):
Packaged Meats	$265	$301	$(36)		(12.0)%
Fresh Pork	14	35	(21)		(59.4)%
Hog Production	64	22	42		192.2%
Other	(2)	7	(9)		NM
Corporate expenses	(27)	(26)	(1)		(3.9)%
Unallocated (1)	(24)	(80)	55		69.5%
Operating profit	$290	$260	$30		11.6%

Operating profit (loss) margin:
Packaged Meats	13.1%	14.5%	(139)	bps
Fresh Pork	0.7%	1.7%	(98)	bps
Hog Production	8.3%	2.6%	572	bps
Other	(1.4)%	6.1%	(747)	bps
Consolidated	7.8%	6.9%	98	bps

	Six Months Ended
	June 28, 2026	June 29, 2025	Change		% Change
	(in millions, except percentages and basis points)
Operating profit (loss):
Packaged Meats	$540	$567	$(27)		(4.7)%
Fresh Pork	92	117	(25)		(21.0)%
Hog Production	68	23	45		196.3%
Other	10	22	(12)		(55.9)%
Corporate expenses	(53)	(55)	2		4.0%
Unallocated (1)	(35)	(92)	57		62.2%
Operating profit	$623	$582	$41		7.1%

Operating profit margin:
Packaged Meats	12.9%	13.8%	(87)	bps
Fresh Pork	2.3%	2.8%	(54)	bps
Hog Production	4.4%	1.3%	314	bps
Other	2.9%	9.6%	(671)	bps
Consolidated	8.3%	7.7%	61	bps
________________
(1)    We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.

Financial Position

As of June 28, 2026, we had $3,648 million of available liquidity consisting of $1,350 million in cash and cash equivalents and $2,298 million of availability under our committed credit facilities. We ended the quarter with a ratio of net debt to adjusted EBITDA(1) on a trailing twelve months basis of 0.4x.
_____________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation to the most comparable GAAP measure.

Dividend Update

On July 30, 2026, our Board declared a quarterly cash dividend of $0.3125 per share of common stock, which will be paid on August 27, 2026, to shareholders of record as of August 13, 2026. We anticipate the remaining quarterly dividends in fiscal year 2026 will be unchanged, resulting in an annual dividend rate of $1.25 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2026 Outlook

As we look to the remainder of 2026, our revised outlook takes into account current macroeconomic challenges including cautious consumer spending and higher input costs.

While our team delivered record first half results and has a clear action plan to manage through this environment, we believe it is prudent to update our fiscal 2026 adjusted operating profit outlook to reflect these macroeconomic headwinds.

The Company is updating its financial outlook as follows:

•Total Company sales to be roughly flat compared to fiscal year 2025 (previously up low-single-digits).

•Packaged Meats segment adjusted operating profit of between $1,075 million to $1,150 million (previously $1,100 million to $1,200 million).

•Fresh Pork segment adjusted operating profit of between $180 million to $240 million (previously $200 million to $260 million).

•Hog Production segment adjusted operating profit of between $75 million to $125 million (previously $150 million to $200 million).

•Total Company adjusted operating profit of between $1,225 million to $1,375 million (previously $1,325 million to $1,475 million).

•Capital expenditures of between $350 million to $450 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair (unchanged).

•An effective tax rate of between 22.5% and 24.5% (unchanged).

The Company’s outlook for 2026 includes 53 weeks of results. The outlook excludes the impact of the proposed Nathan’s Famous acquisition and investment in the new processing facility in Sioux Falls, South Dakota.

Conference Call Information

A conference call to discuss the fiscal second quarter financial results is scheduled for today, August 11, 2026, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 855-669-9658 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 4970032. The replay will be available until August 18, 2026. For more information, please visit investors.smithfieldfoods.com.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world. For more information, please visit investors.smithfieldfoods.com

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income attributable to Smithfield, (2) adjusted net income per diluted common share attributable to Smithfield, (3) EBITDA, (4) adjusted EBITDA, (5) adjusted EBITDA margin, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income attributable to Smithfield is defined as net income, excluding the effects of transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income attributable to Smithfield is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income per diluted common share attributable to Smithfield is defined as adjusted net income attributable to Smithfield divided by diluted weighted average shares outstanding. (3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA is defined as EBITDA further adjusted for the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. We believe that adjusted EBITDA is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin is defined as adjusted EBITDA divided by total sales. We believe that adjusted EBITDA margin is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of sales. We believe that adjusted net income per diluted common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA is defined as net debt divided by adjusted EBITDA. We believe that ratio of net debt to adjusted EBITDA is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2026 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2026 projected adjusted results to its fiscal year 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our financial outlook for 2026, our ability to drive growth over the long term, our ability to complete the acquisition of Nathan’s Famous, and the anticipated dividend payments of $1.25 per share in 2026.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (1) the cyclical nature of our operations and fluctuations in commodity prices; (2) our dependence on third- party suppliers; (3) our ability to execute on our strategy to optimize the size of our hog production operations; (4) our ability to navigate geopolitical risks including increased tariffs on our exports, (5) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (6) our ability to compete successfully in the food industry; (7) our ability to anticipate and meet consumer trends and interests through product innovation; (8) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (9) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (10) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (11) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) our dividend policy and our ability to pay dividends; and (13) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share data and per share data, and unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Sales	$3,700	$3,786	$7,500	$7,558
Cost of sales	3,221	3,288	6,510	6,549
Gross profit	478	499	990	1,008
Selling, general and administrative expenses	191	268	371	465
Operating gains	(3)	(30)	(4)	(39)
Operating profit	290	260	623	582
Interest expense, net	8	11	16	22
Non-operating (gains) losses	(17)	(4)	(16)	2
Income before income taxes	299	254	623	558
Income tax expense	64	62	135	134
(Income) loss from equity method investments	(4)	3	(2)	8
Net Income	239	188	489	415
Net income attributable to noncontrolling interests	1	—	5	4
Net income attributable to Smithfield	$238	$188	$484	$412

Net income per common share attributable to Smithfield:
Basic	$0.61	$0.48	$1.23	$1.05
Diluted	0.60	0.48	1.23	1.05

Weighted-average shares outstanding:
Basic	393,549,023	393,112,711	393,417,410	390,962,687
Diluted	395,772,571	393,751,294	395,284,096	391,410,859

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	June 28, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,350	$1,539
Accounts receivable, net	1,010	1,023
Inventories, net	2,380	2,328
Prepaid expenses and other current assets	267	276
Total current assets	5,006	5,166

Property, plant and equipment, net	3,211	3,226
Goodwill	1,625	1,623
Intangible assets, net	1,258	1,260
Operating lease assets	385	387
Equity method investments	213	209
Other assets	315	306
Total assets	$12,014	$12,177

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$461	$856
Current portion of long-term debt and finance lease obligations	602	3
Current portion of operating lease obligations	73	71
Accrued expenses and other current liabilities	818	811
Total current liabilities	1,954	1,741

Long-term debt and finance lease obligations	1,402	2,000
Long-term operating lease obligations	319	322
Deferred income taxes, net	631	658
Net long-term pension obligation	206	207
Other liabilities	187	185

Redeemable noncontrolling interests	311	264

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,760,231 shares issued and outstanding as of June 28, 2026 and 393,112,711 shares issued and outstanding as of December 28, 2025	—	—
Additional paid-in capital	3,296	3,338
Retained earnings	4,012	3,776
Accumulated other comprehensive loss	(304)	(314)
Total shareholders’ equity	7,004	6,801
Total liabilities and equity	$12,014	$12,177

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Six Months Ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net income	$489	$415
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	169	165
Changes in operating and other assets and liabilities, net	(436)	(446)
Other	(18)	(27)
Net cash flows from operating activities	204	108

Cash flows from investing activities:
Capital expenditures	(165)	(158)
Net expenditures from breeding stock transactions	(15)	(13)
Cash receipts on notes receivable	29	2
Other	—	(3)
Net cash flows used in investing activities	(150)	(171)

Cash flows from financing activities:
Payment of dividends	(246)	(197)
Net proceeds from issuance of common stock	—	236
Other	—	(1)
Net cash flows from (used in) financing activities	(246)	38

Effect of foreign exchange rate changes on cash	3	10
Net change in cash, cash equivalents and restricted cash	(189)	(15)
Cash, cash equivalents and restricted cash at beginning of period	1,539	943
Cash, cash equivalents and restricted cash at end of period	$1,350	$928

Non-GAAP Financial Measures

Adjusted Net Income Attributable to Smithfield and Adjusted Net Income per Diluted Common Share Attributable to Smithfield

The following table provides a reconciliation of net income attributable to Smithfield to adjusted net income attributable to Smithfield.

	Three Months Ended		Six Months Ended		Affected Income Statement Account
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(in millions, except per share data)
Net income attributable to Smithfield	$238	$188	$484	$412
Plant closures (1)	3	—	6	2	Cost of sales
Reduction in workforce and optimization (2)	4	—	5	6	SG&A
Reduction in workforce and optimization (2)	—	—	—	2	Cost of sales
Incremental costs from destruction of property (3)	—	—	3	—	Cost of sales
Litigation charges	—	73	—	73	SG&A
Office closures (4)	1	4	1	4	SG&A
Hog Production Reform	—	—	—	2	Cost of sales
Hog Production Reform	(1)	—	(1)	(1)	Operating gains
Employee retention tax credits (5)	—	(10)	—	(10)	Cost of sales
Insurance recoveries (6)	—	(29)	—	(35)	Operating gains
Other	1	—	1	—	SG&A
Income tax effect of non-GAAP adjustments (7)	(2)	(10)	(4)	(11)	Income tax expense
Adjusted net income attributable to Smithfield	$245	$217	$496	$443

Net income attributable to Smithfield per diluted common share	$0.60	$0.48	$1.23	$1.05
Adjusted net income attributable to Smithfield per diluted common share	$0.62	$0.55	$1.25	$1.13
_______________
(1)Consists primarily of accelerated depreciation charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(2)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million for the first half of 2025.
(3)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(4)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(5)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
(6)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(7)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA.

	Three Months Ended		Six Months Ended		Twelve Months Ended		Affected Income Statement Account
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	December 28, 2025
	(in millions, except percentages)
Net income	$239	$188	$489	$415	$1,072	$998
Interest expense, net	8	11	16	22	35	41
Income tax expense	64	62	135	134	284	283
Depreciation and amortization	85	82	169	165	335	332
EBITDA	$396	$344	$809	$736	$1,726	$1,654
Reduction in workforce and optimization (1)	4	—	5	6	8	9	SG&A
Reduction in workforce and optimization (1)	—	—	—	2	—	2	Cost of sales
Incremental costs from destruction of property (2)	—	—	3	—	3	—	Cost of sales
Plant closures (3)	1	—	1	1	1	1	Cost of sales
Office closures (4)	1	4	1	4	1	4	SG&A
Litigation charges	—	73	—	73	—	73	SG&A
Hog Production Reform (5)	—	—	—	1	2	3	Cost of sales
Hog Production Reform (6)	(1)	—	(1)	(1)	(3)	(4)	Operating gains
Employee retention tax credits (7)	—	(10)	—	(10)	—	(10)	Cost of sales
Insurance recoveries (8)	—	(29)	—	(35)	(2)	(36)	Operating gains
Company-owned life insurance gain (9)	—	—	—	—	(17)	(17)	Non-operating gains
Other	1	—	1	—	1	—	SG&A
Adjusted EBITDA	$403	$381	$820	$777	$1,720	$1,677

Net income margin	6.5%	5.0%	6.5%	5.5%	6.9%	6.4%
Adjusted EBITDA margin	10.9%	10.1%	10.9%	10.3%	11.1%	10.8%
_______________
(1)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million and $12 million for the first half of 2025 and fiscal year 2025, respectively.
(2)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(3)Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(4)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(5)Consists of contract termination costs, loss on asset disposals, employee termination benefits and other exit costs associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(6)Fiscal year 2025 and twelve months ended June 28, 2026 include a $3 million gain on the sale of certain of our hog farms in Missouri.
(7)Represents the recognition of employee retention tax credits received under the CARES Act.
(8)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(9)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.

Net Debt and Ratio of Net Debt to Adjusted EBITDA

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	June 28, 2026	December 28, 2025
	(in millions, except ratios)
Current portion of long-term debt and finance lease obligations	$602	$3
Long-term debt and finance lease obligations	1,402	2,000
Total debt and finance lease obligations	$2,004	$2,003
Cash and cash equivalents	(1,350)	(1,539)
Net debt	$654	$464

Net income	$1,072	$998
Adjusted EBITDA	$1,720	$1,677

Ratio of total debt and finance lease obligations to net income	1.9x	2.0x
Ratio of net debt to adjusted EBITDA	0.4x	0.3x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following tables provide a reconciliation of operating profit to adjusted operating profit.

Three Months Ended June 28, 2026	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$265	$14	$64	$(2)	$(27)	$(24)	$290
Reduction in workforce and optimization (4)	—	—	—	—	—	4	4
Plant closures (5)	—	—	—	—	—	3	3
Office closures (6)	—	—	—	—	—	1	1
Hog Production Reform	—	—	—	—	—	(1)	(1)
Other	—	—	—	—	—	1	1
Adjusted operating profit (loss)	$265	$14	$64	$(2)	$(27)	$(15)	$300

Operating profit (loss) margin	13.1%	0.7%	8.3%	(1.4)%	NM	NM	7.8%
Adjusted operating profit (loss) margin	13.1%	0.7%	8.3%	(1.4)%	NM	NM	8.1%

Three Months Ended June 29, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$301	$35	$22	$7	$(26)	$(80)	$260
Litigation charges	—	—	—	—	—	73	73
Office closures (6)	—	—	—	—	—	4	4
Employee retention tax credits (7)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (8)	—	—	—	—	—	(29)	(29)
Adjusted operating profit (loss)	$296	$30	$22	$7	$(26)	$(31)	$298

Operating profit margin	14.5%	1.7%	2.6%	6.1%	NM	NM	6.9%
Adjusted operating profit margin	14.2%	1.4%	2.6%	6.1%	NM	NM	7.9%
____________
(1)Consists of our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)     Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives.
(5)    Consists primarily of accelerated depreciation charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(6)    Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(7)    Represents the recognition of employee retention tax credits received under the CARES Act.
(8)    Consists of a gain recognized for the settlement of an insurance claim associated with past litigation.

Six Months Ended June 28, 2026	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$540	$92	$68	$10	$(53)	$(35)	$623
Plant closures (4)	—	—	—	—	—	6	6
Reduction in workforce and optimization (5)	—	—	—	—	—	5	5
Incremental costs from destruction of property (6)	—	—	—	—	—	3	3
Office closures (7)	—	—	—	—	—	1	1
Hog Production Reform	—	—	—	—	—	(1)	(1)
Other	—	—	—	—	—	1	1
Adjusted operating profit (loss)	$540	$92	$68	$10	$(53)	$(19)	$638

Operating profit margin	12.9%	2.3%	4.4%	2.9%	NM	NM	8.3%
Adjusted operating profit margin	12.9%	2.3%	4.4%	2.9%	NM	NM	8.5%

Six Months Ended June 29, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$567	$117	$23	$22	$(55)	$(92)	$582
Litigation charges	—	—	—	—	—	73	73
Reduction in workforce and optimization (5)	—	—	—	—	—	9	9
Office closures (7)	—	—	—	—	—	4	4
Plant closures	—	—	—	—	—	2	2
Hog Production Reform	—	—	—	—	—	1	1
Employee retention tax credits (8)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (9)	—	—	—	—	—	(35)	(35)
Adjusted operating profit (loss)	$562	$112	$23	$22	$(55)	$(39)	$624

Operating profit margin	13.8%	2.8%	1.3%	9.6%	NM	NM	7.7%
Adjusted operating profit margin	13.7%	2.7%	1.3%	9.6%	NM	NM	8.3%
________________________
(1)Consists of our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)Consists primarily of accelerated depreciation charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(5)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives.
(6)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(7)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(8)Represents the recognition of employee retention tax credits received under the CARES Act.
(9)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.